Exhibit 10.13

AEROVIRONMENT, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

AeroVironment, Inc., a Delaware corporation (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the right to the number of shares of the Company’s Stock set forth below (the “Shares”).  This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:

Vesting Commencement Date:

Total Number of Shares of Restricted Stock:

Vesting Schedule:	[To be specified in individual agreements]

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

AEROVIRONMENT, INC.		PARTICIPANT

By:		By:
Print Name:	Timothy E. Conver
Title:	Chief Executive Officer	Name:
Address:	181 W. Huntington Drive, Suite 202	Address:
Monrovia, CA 91016

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, AeroVironment, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of shares of Restricted Stock under the Company’s 2006 Equity Incentive Plan (the “Plan”) indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1                Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2                Incorporation of Terms of Plan.  The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II

GRANT OF RESTRICTED STOCK

2.1                Grant of Restricted Stock.  Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), upon the terms and conditions set forth in the Plan and this Agreement, the Company irrevocably grants to Participant the number of shares of Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s employment with or service to the Company or any Subsidiary thereof on or before the Grant Date, for which the Committee has determined Participant has not been fully compensated, and the Committee has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.

2.2                Issuance of Shares.  On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be issued in uncertificated form, with such Shares recorded in the name of Holder in the books and records of the Company’s transfer agent, with appropriate notations regarding the restrictions imposed pursuant to this Agreement.  If a stock certificate is issued, it shall be delivered to and held in custody by the Company pursuant to Section 3.6 below and shall bear the restrictive legends required by Section 4.4 below.  If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

2.3                Conditions to Issuance of Stock Certificates.  The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(a)                               The admission of such Shares to listing on all stock exchanges on which such Stock is then listed; and

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(b)                              The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)                               The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)                              The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state, local or foreign tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares; and

(e)                               The lapse of such reasonable period of time following the Grant Date as the Committee may from time to time establish for reasons of administrative convenience.

2.4                Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to the Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities received by or distributed to Participant with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1 below) and the restrictions on transfer in Section 3.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement and shall be held by the Company pursuant to Section 3.6 pending the removal of such restrictions.

2.5                Consideration to the Company.  In consideration of the issuance of the Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Participant any right to (a) continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge Participant, if Participant is an Employee, or (b) continue to provide services to the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate the services of Participant, if Participant is a consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company, a Subsidiary and Participant, or (c) continue to serve as a member of the Board or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Participant in accordance with the Company’s Bylaws.

ARTICLE III

RESTRICTIONS ON SHARES

3.1                Forfeiture Restriction.  Subject to the provisions of Section 3.2 below, if Participant has a Termination of Service (as defined below), all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action of the Company (the “Forfeiture Restriction”).  Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the

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Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant.  In the event any of the Shares are forfeited pursuant to this Section 3.1, any dividends or other distributions paid on such Shares and held by the Company shall be retained by the Company.  Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 3.1 from Participant to the Company.

3.2                Release of Shares from Forfeiture Restriction.  Subject to Section 3.1 above, the Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice.  Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.4.  In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the Company pursuant to Section 2.4 shall be promptly paid by the Company to Participant.  As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in uncertificated form, then the Company shall remove the notations on any such Shares.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

3.3                Unreleased Shares.  Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”

3.4                Restrictions on Transfer.

(a)                               Subject to forfeiture to the Company pursuant to Section 3.1 and Section 3.4(b), no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to sale or other disposition by Participant or his or her successors in interest by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.

(b)                              Notwithstanding any other provision in this Agreement, with the consent of the Committee, the Unreleased Shares may be transferred to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family or to such other persons or entities as may be expressly approved by the Committee (each a “Permitted Transferee”), pursuant to such conditions and procedures as the Committee may require.  Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

3.5                            Definition of Termination of Service.  For purposes of this Agreement, “Termination of Service” means the time when the service relationship (whether as an Employee, member of the Board or a consultant) between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or

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Disability; but excluding (a) a termination where there is a simultaneous reemployment or continuing employment or consultancy of Participant by the Company or any Subsidiary or a “parent corporation” of the Company (within the meaning of Section 424 of the Code), (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with a former Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, and all questions of whether a particular leave of absence for a Participant who is an Employee of the Company or any of its Subsidiaries constitutes a Termination of Service.  Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate Participant’s employment and/or consultancy at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.6                Escrow.  The Secretary of the Company, or such other escrow holder as the Committee may appoint, may retain physical custody of the certificates, if any, representing the Shares (and any dividends or other distributions paid on such Shares) until all of the restrictions imposed pursuant to this Agreement lapse or shall have been removed.  In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares (as defined above) issued to Participant (or any dividends or other distributions paid on such Shares).  Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer.  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

ARTICLE IV

OTHER PROVISIONS

4.1                Adjustment for Stock Split.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Committee shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section 11.1 of the Plan.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities or other property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2                Taxes.

(a)                               Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  Participant understands that Participant will recognize

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ordinary income for federal income tax purposes under Section 83 of the Code as and when the Forfeiture Restriction lapses.  Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are purchased by Participant rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit C.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

(b)                              Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares.   The Company shall not be obligated to deliver any new certificate representing vested Shares to Participant or Participant’s beneficiary or legal representative unless and until Participant or Participant’s beneficiary or legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

4.3                Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

4.4                Restrictive Legends and Stop-Transfer Orders.

(a)                               Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE UNDER, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)                              Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                               The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

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4.5                Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of an authorized officer of the Company on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.6                Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.7                Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.8                Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.9                Amendments.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company.

4.10        Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.11        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                         , spouse of                   , have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Award Agreement (the “Agreement”).  In consideration of issuing to my spouse the shares of the common stock of AeroVironment, Inc., a Delaware corporation (the “Company”), set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

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B-1

EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of AeroVironment, Inc. transferred to you.  Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than thirty days after the date the shares were transferred to you.  PLEASE NOTE: There is no remedy for failure to file on time.  The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner.  ALSO, PLEASE NOTE:  If you make the Section 83(b) election, the election is irrevocable.

1.                                    Complete Section 83(b) election form (attached as Attachment 1) and make four copies of the signed election form. (Your spouse, if any, should sign Section 83(b) election form as well.)

2.                                    Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.                                    Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.  We suggest that you have the package date-stamped at the post office.  The post office will provide you with a white certified receipt that includes a dated postmark.  Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you.  However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.                                    One copy must be sent to AeroVironment, Inc. for its records and one copy must be attached to your federal income tax return for the applicable calendar year.

5.                                    Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

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C-1

ATTACHMENT 1 TO EXHIBIT C

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of AeroVironment, Inc., a Delaware corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

2.	Description of the property with respect to which the election is being made:

( ) shares of Common Stock of the Company.

3.	The date on which the property was transferred was . The taxable year to which this election relates is calendar year .

4.	Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture if unvested as of the date of termination of employment, directorship or consultancy with the Company.

5.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $ per Share.

6.	The amount paid by the taxpayer for the Shares was per share.

7.	A copy of this statement has been furnished to the Company.

Dated: ,	Taxpayer Signature

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The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: ,	Spouse’s Signature

Signature(s) Notarized by:

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C-1-2

ATTACHMENT 2 TO EXHIBIT C

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

                                                  ,

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:                              AeroVironment, Inc.

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C-2-1